UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): October 5, 2012

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (647) 348-4300

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2012, Focus Gold Corporation, a Nevada corporation (the “Company”) entered an agreement with European Resource Capital Inc. (“ERC”) in Toronto, Ontario Province, Canada for the sale of the Company’s 24,420,000 shares of common stock of Focus Celtic Gold Corporation (“Celtic”) for $2,549,651 (based upon current CAD to USD exchange rate). ERC issued the Company an eight percent (8%) Two Million Five Hundred Thousand Dollar Promissory Note payable in Canadian Dollars that is secured by the 24,420,000 shares of Celtic common stock (the “Celtic Shares”). Prior to the transaction, the Company owned 92% of Celtic. The Company reduced its ownership of Celtic from 100% to 92% following the Company’s debt settlement with Dorian L. “Dusty” Nicol and the resignation of Mr. Grant R. White on August 23, 2012 (See Form 8-K filed September 4, 2012 – SEC Accession Number 0001019687-12-003118). Exhibit 10.23 contains the Share Purchase Agreement.

Section 2.01. Completion of Acquisition or Disposition of Assets

As noted in Item 1.01 above, on October 5, 2012, the Company entered an agreement with European Resource Capital Inc. (“ERC”) in Toronto, Ontario Province, Canada for the sale of the Company’s 24,420,000 shares of common stock of Focus Celtic Gold Corporation (“Celtic”) for $2,549,651 (based upon current CAD to USD exchange rate). ERC issued the Company an eight percent (8%) Two Million Five Hundred Thousand Dollar Promissory Note payable in Canadian Dollars that is secured by the 24,420,000 shares of Celtic common stock (the “Celtic Shares”).

The sale of Celtic disclosed in Items 1.01 and 2.01 above is expected to minimize future cash expenditures and result in an additional adjustment to the accounting values for the Company’s assets related to Celtic and its mining claims subsequent to August 31, 2012.

Item 8.01 Other Events.

The Company has the following amounts due and owing to holders of the Company’s outstanding promissory notes.

$70,000 remaining principal owed under Demand Promissory Note due to Leif Wimmer as amended on June 19, 2012.

$200,000 remaining principal owed under Demand Promissory Note due to Per Wimmer as amended on June 14, 2012.

$61,852 remaining principal owed to JMJ Financial on $400,000 face amount promissory note (“JMJ Note 1”).

$350,000 remaining principal owed to JMJ Financial on $2,100,000 face amount promissory note (JMJ Note 2”) dated March 22, 2012.

$100,000 remaining principal owed to GEL Properties, LLC (“GEL Note 2”) dated July 30, 2012.

$68,000 owed to Investor (Asher Enterprises, Inc.) under Convertible Note dated September 5, 2012.

Since the Company is in the zone of insolvency, the Company must consider the interests of both shareholders and creditors. As the Company strives to repay its debt and secure capital to create revenue in future periods, there will be dilution to existing stockholders caused by the issuance of common stock for cash, services, and in exchange for debt. While management seeks to minimize the dilution to existing stockholders, multiple factors beyond management’s control, such as general economic conditions, the availability of and terms available for debt and equity funding, and the trading price of the Company’s common stock, have a significant impact on this effort. The Company’s effort to restructure its operations and to report positive cash flow and profits is expected to take 12-18 months. Investors are cautioned that these efforts may not be successful.

Investors and shareholders are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.23	Share Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Focus Gold Corporation

Dated: October 10, 2012	By:	/s/ Gordon F. Lee
Gordon F. Lee
President

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